UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2008

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Item 7.01. Regulation FD Disclosure.

The following information shall not be deemed "filed" hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In an interview with Crains Cleveland Business on August 25, 2008, Nordson Corporation Chairman, President and Chief Executive Officer disclosed that the Company’s orders during the twelve-week periods ending August 17, 2008, August 3, 2008 and July 20, 2008 were up in constant currency between 3% and 5% compared with the same periods in the prior year.

Subsequent to this interview and prior to its publication, a Nordson official inadvertently disclosed this information.

This Current Report on Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

August 26, 2008	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel and Secretary